Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 8, 2018 among Burleson Sand LLC (the “Guaranteeing Subsidiary”), a subsidiary of WildHorse Resource Development Corporation, a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of February 1, 2017 providing for the issuance of 6.875% Senior Notes due 2025 (the “Notes”), as supplemented by that certain First Supplemental Indenture, dated as of June 30, 2017 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

GUARANTEE. The Guaranteeing Subsidiary hereby unconditionally Guarantees all of the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.

NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.	NEW YORK LAW TO GOVERN. THE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Exhibit 4.6

5.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuer.

Exhibit 4.6

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above   written.

BURLESON SAND LLC

By: WildHorse Resource Development Corporation, its sole member

By:	/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title: Executive Vice President and Chief Financial Officer

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title: Executive Vice President and Chief

          Financial Officer

WILDHORSE RESOURCES II, LLC,

By: WildHorse Resource Development Corporation, its sole member

ESQUISTO RESOURCES II, LLC,

By: WildHorse Resource Development Corporation, its sole member

WHE ACQCO., LLC,

By: WildHorse Resource Development Corporation, its sole member

WHR EAGLE FORD LLC

By: WildHorse Resource Development Corporation,  its sole member

By:/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title: Executive Vice President and Chief

          Financial Officer

Exhibit 4.6

WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC,

By: WildHorse Resources II, LLC, its sole member,

By: WildHorse Resource Development Corporation, its sole member

OAKFIELD ENERGY LLC,

By: WildHorse Resources II, LLC, its sole member,

By: WildHorse Resource Development Corporation, its sole member

By:	/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title:   Executive Vice President and Chief Financial Officer

PETROMAX E&P BURLESON, LLC,

By: Esquisto Resources II, LLC, its sole member,

By: WildHorse Resource Development Corporation, its sole member

By:/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title:   Executive Vice President and Chief

       Financial Officer

BURLESON  WATER  RESOURCES, LLC,

By: Esquisto Resources II, LLC, its sole member,

By: WildHorse Resource Development Corporation, its sole member

By:/s/ Andrew J. Cozby

Name: Andrew J. Cozby

Title:	Executive Vice President and Chief Financial Officer

Exhibit 4.6

U.S.  BANK  NATIONAL ASSOCIATION,

As Trustee

By:	/s/ Paula Oswald

Name: Paula Oswald

Title:   Vice President

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